CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We consent to the incorporation by reference in the registration statement (No. 333-67867) on Form S-8 of Heritage Bancorp, Inc. of our report dated February 5, 1999, relating to the consolidated statements of condition of Heritage Bancorp, Inc. and Subsidiary as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years then ended, which report is included in the December 31, 1998 annual report on Form 10-KSB of Heritage Bancorp, Inc.


                                           /s/YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
March 25, 1999